UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
June 25, 2010

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

6586 Hypoluxo Rd., Suite 307, Lake Worth, Florida 33467
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 (561) 369-1676
Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$.001 Par Value
(Title of Class)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our",  "our company" “Sierra” refer to Sierra Resource Group, Inc., a Nevada corporation.

ITEM 8.01  OTHER EVENTS.

The forward split of six (6) shares of our Common Stock (“Shares”) for each one (1) Share, previously ratified by the majority of shareholders of the Company, has been enacted.  FINRA (Financial Industry Regulatory Authority) has set the opening of market on June 28, 2010 as the ex-dividend date. June 25, 2010 shall be the Effective Date. Stock certificates representing our Common Stock will continue to be valid, with each stock certificate representing the old Shares prior to the Forward Split being deemed to represent six times (6x) the number of shares shown on the certificate. As of the Effective Date, each certificate representing Old Shares of our Common Stock before the Forward Split would be deemed, for all corporate purposes, to evidence ownership of the increased number of new Shares of our Common Stock resulting from the Forward Split.  In the future, new stock certificates will be issued reflecting the Forward Split, but this in no way will affect the validity of a Stockholder’s current stock certificate(s). Certificates representing the new Shares after the Forward Split will be issued in due course as stock certificates representing Shares prior to the Forward Split are tendered for exchange or transfer to our transfer agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Resource Group, Inc.

June 24, 2010	By:	/s/ James M. Stonehouse
James M. Stonehouse
Chief Executive Officer, Director